INDEMNIFICATION AGREEMENT


              INDEMNIFICATION AGREEMENT dated as of November 28, 2000 (as amended, supplemented or modified from time to time, this "Agreement") by and among U.S. Energy Systems, Inc., a Delaware corporation ("USE"), USE Acquisition Corp., a Delaware corporation (the "Sub" and together with the USE, the "USE Parties") and Cinergy Energy Solutions, Inc., a Delaware corporation ("CES")


                              W I T N E S S E T H:

              WHEREAS, Zahren Alternative Power Corporation ("ZAPCO") and the USE Parties are party to that certain agreement and plan of reorganization and merger (the "Merger Agreement") dated as of the date hereof providing for the merger (the "Merger") of ZAPCO and the Sub, as contemplated therein;

              WHEREAS, concurrently with the execution of the Merger Agreement, USE and CES are entering into a certain subscription agreement (the "Subscription Agreement") dated as of the date hereof to acquire 4,574 shares of the Sub's Class B Common Stock (the "Class B Stock");

              WHEREAS, it is a condition to the willingness of the USE Parties to enter into the Subscription Agreement and the obligations of the USE Parties to consummate the transactions contemplated thereby that CES indemnify and hold harmless the USE Parties; (and, following the Merger, the Surviving Corporation) and their respective affiliates, shareholders, officers, directors, employees and agents, and the heirs, successors and assigns of each of the foregoing (each a "USE Indemnitee" and, collectively, the "USE Indemnitees") from certain Damages (as defined herein), all as provided herein.

              WHEREAS, it is a condition to the willingness of CES to enter into the Subscription Agreement and the obligations of CES to consummate the transactions contemplated thereby that the USE Parties indemnify and hold harmless CES and its affiliates, shareholders, officers, directors, employees and agents and the heirs, successors and assigns of each of the foregoing (each a "CES Indemnitee" and, collectively, the "CES Indemnitees"; the CES Indemnitees and the USE Indemnitees are collectively referred to as the "Indemnitees") from Damages, all as provided herein.

              NOW, THEREFORE, in consideration of the benefits accruing to the parties, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby make the following representations and warranties and hereby covenant and agree as follows:

              1. As used in this Agreement, capitalized terms not defined herein which are defined in the Merger Agreement are used herein as therein defined, and the following terms shall have the following meanings:

                    "Damages" means all liabilities, judgments, demands, claims, actions or causes of action, regulatory, legislative or judicial proceedings or investigations, assessments, levies, losses, fines, penalties, damages, costs and expenses. Without limiting the generality of the foregoing, Damages include, without limitation: reasonable attorneys', arbitrators', accountants', investigators', environmental consultants' and experts' fees and expenses, sustained or incurred in connection with the enforcement by an Indemnitee of its rights and remedies under this Indemnification Agreement, or the Subscription Agreement, or any agreement, instrument or document executed or to be delivered in connection with the Subscription Agreement (collectively, including the Subscription Agreement, the "Transaction Documents").

                    "Person" shall mean an individual, partnership, corporation, limited liability company, association, joint stock company, trust, joint venture, or unincorporated organization, or the United States of America or any other nation, or any state or other political subdivision thereof, or any entity with executive, legislative, judicial, regulatory or administrative functions of government; and


              2. (a) From and after the Closing, CES shall indemnify the USE Indemnitees as provided in this Indemnification Agreement. For the purposes of this Indemnification Agreement, CES shall be deemed to have remade all representations and warranties of CES contained in the Subscription Agreement at the Closing with the same effect as if originally made at the Closing.

                    (b) From and after the Closing, the USE Parties shall indemnify the CES Indemnitees as provided in this Indemnification Agreement. For the purposes of this Indemnification Agreement, the USE Parties shall be deemed to have remade all representations and warranties of the USE Parties contained in the Subscription Agreement at the Closing with the same effect as if originally made at the Closing.

              3. (a) CES  hereby  unconditionally  and  irrevocably,  subject to
Section 4, agrees to indemnify, save and keep the USE Indemnitees harmless at all times after the Closing Date against and from all Damages sustained or incurred by any USE Indemnitee as a result of, or arising out of, by virtue of, or in connection with:

                    i. any inaccuracy in or breach of any representation and warranty made by CES in the Transaction Documents;

                    ii. any breach by CES of, or failure by CES to comply with, any of its covenants or obligations under the Transaction Documents; and

                    iii. and all claims, actions, suits, proceedings, demands, assessments, judgments, costs and expenses incident to any of the foregoing;


              (b) Each of the USE Parties hereby unconditionally and irrevocably, subject to Section 4, agrees to indemnify, save and keep the CES Indemnitees harmless at all times after the Closing Date against and from all Damages sustained or incurred by any CES Indemnitee as a result of, or arising out of, by virtue of, or in connection with:

                    i. any inaccuracy in or breach of any representation and warranty made by the USE Parties in the Transaction Documents;

                    ii. any breach by the USE  Parties of, or failure by the USE
                    Parties  to  comply   with,   any  of  their   covenants  or
                    obligations under the Transaction Documents;

                    iii. the amount ZAPCO is liable for pursuant to Section 10(b) of that certain indemnification agreement by and among the USE Parties and certain shareholders of ZAPCO (the "ZAPCO Indemnification Agreement") dated as of the date hereof; less any amounts paid by the Major Shareholders pursuant to Section 3(a)(v) of the ZAPCO Indemnification Agreement; provided, however, if the amount payable under this Section 3(b)(iii) is paid by the Sub or the Surviving Corporation (but not by USE), then the Sub or the Surviving Corporation, as the case may be, shall also be liable for the amount for which Cinergy Gasco Solutions, Inc. is liable pursuant to Section 10(b) of the ZAPCO Indemnification Agreement; and

                    iv.  all  claims,  actions,  suits,  proceedings,   demands,
                    assessments, judgments, costs and expenses incident to any of the foregoing.

              (c) The respective obligations of CES and the USE Parties, under Sections 3(a) and 3(b) hereof are referred to herein as the "Obligations."

              4. (a) The USE Indemnitees  shall not be entitled to recover under
Section 3(a):

                    i. unless a Notice of Claim (as defined herein) has been delivered to CES, on or prior to the date which is eighteen months after the Closing Date;

                    ii. for Damages to the extent such Damages do not exceed $500,000 in the aggregate;

                    iii. For Damages to the extent that CES has previously paid Damages to a USE Indemnitee with respect to the same matter pursuant to the Merger Agreement or any of the agreements executed in connection therewith and the transactions contemplated by the Merger Agreement;

                    iv. with respect to lost profits or punitive damages (other than punitive damages paid or payable to, or claimed by third parties); and

                    v.     more than $11,500,000.

The CES Indemnitees shall not be entitled to recover under Section 3(b):

                    i. unless a Notice of Claim (as defined herein) has been delivered to the USE Parties, on or prior to the date which is eighteen months after the Closing Date;

                    ii. for Damages to the extent such Damages do not exceed $500,000 in the aggregate;

                    iii. For Damages to the extent that any USE Party has previously paid Damages to a CES Indemnitee with respect to the same matter pursuant to the Merger Agreement or any of the agreements executed in connection therewith and the transactions contemplated by the Merger Agreement;

                    iv. with respect to lost profits or punitive damages (other than punitive damages paid or payable to, or claimed by third parties); and

                    v.     more than $11,500,000

                    (b) The payment of any Damages to which the Indemnitees are entitled pursuant to Section 3 of this Indemnification Agreement shall be satisfied by disbursing cash.

                    (c) The parties  hereto  agree that the  provisions  of this
Section 4 will govern any claims for indemnification under this Indemnification Agreement. If and when a USE Indemnitee desires to assert a claim for Damages against CES pursuant to the provisions of this Indemnification Agreement, or a CES Indemnitee desires to assert a claim for Damages against the USE Parties pursuant to the provisions of this Indemnification Agreement, the USE Indemnitee or the CES Indemnitee, shall deliver to (i) CES or (ii) the USE Parties as the case may be (the "Indemnifying Party") reasonably promptly after its receipt of a claim or specific and affirmative awareness of a potential claim, a certificate signed by the Indemnitee (the "Notice of Claim"): (i) stating the amount of Damages (to the extent then known); and, (ii) specifying to the extent possible (A) the individual items of Damages included in the amount so stated,
(B) the date each such item is to be paid or accrued and (C) the basis upon which Damages are claimed. CES and the USE Parties shall proceed, in good faith, and using reasonable efforts, to agree upon the amount of such Damages. If the Indemnifying Party does not notify the Indemnitee within thirty (30) days of the giving of such Notice of Claim that the Indemnifying Party) disputes such Damages, the amount of such Damages shall be conclusively deemed a liability of the Indemnifying Party hereunder. If CES and the USE Parties are unable to agree on the amount of such Damages within thirty (30) days after giving the Notice of Claim then the provisions of Section 4(d) shall become effective.

                    (d) Each and every controversy or claim arising out of or relating to indemnification for Damages pursuant to Section 4(c) of this Indemnification Agreement which the Indemnifying Party and the Indemnitee (the "Parties") have not resolved, shall be resolved by arbitration in accordance with the rules of the American Arbitration Association ("AAA") as modified by this Agreement. Each party shall select one arbitrator and the two such selected arbitrators shall select a third arbitrator (who shall not be appointed by the Parties) selected from the AAA. Judgment upon the award rendered in such arbitration shall be final and binding upon the Parties and may be entered in any court having jurisdiction thereof. Notice of the demand for arbitration shall be filed in writing with the other party and with the office of the AAA, located in Manhattan, New York, which such demand shall set forth in the same degree of particularity as required for complaints under the Federal Rules of Civil Procedure the claims to be submitted to arbitration. Additionally, the demand for arbitration shall include appropriate copies of all documents on which the claims are based and a list of all persons who the party seeking arbitration will call as witnesses with respect to such claims. The arbitration shall take place in Manhattan, New York. This agreement to arbitrate may be specifically enforced by a court of competent jurisdiction under the applicable law of the State of New York pertaining to arbitrations.

              The arbitrator shall have the authority and jurisdiction to enter any pre-arbitration awards that would aid and assist the conduct of the arbitration or preserve the Parties' rights with respect to the arbitration as the arbitrator shall deem appropriate in his discretion. The award of the arbitrator shall be in writing and it shall specify in detail the issues submitted to arbitration and the award of the arbitrator with respect to each of the issues so submitted.

              The provisions of the Federal Rules of Civil Procedure relating to the right of discovery in civil actions shall be applicable to such arbitration proceedings except as modified by the terms of this Indemnification Agreement. Within thirty (30) days after the commencement of any arbitration proceeding under this Indemnification Agreement, each party shall file with the arbitrator its contemplated discovery plan outlining the desired documents to be produced, the depositions to be taken and any other discovery action sought in the arbitration proceeding. After a hearing, the arbitrator in an interim award shall fix the scope and content of each Party's discovery plan as the arbitrator deems appropriate. The arbitrator shall have the authority to modify, amend or change such interim award fixing the discovery plans of the Parties upon application by either Party, if good cause appears for doing so.

                    The "Prevailing Party" as determined by the arbitrator shall be entitled to recover from the losing party reasonable expenses, attorneys' fees and costs incurred in connection therewith and in the enforcement or collection of any judgment or award rendered therein. The "Prevailing Party" means the Party determined by the arbitrator to have most nearly prevailed, even if such Party does not prevail in all matters, or is not the Party in whose favor an award is rendered. Included within the cost recoverable pursuant to the terms of this Section 4(d) shall be included service of process costs, filing fees, arbitration fees, arbitrators' fees, court and reporter costs, investigative costs, and expert witness fees. The award pursuant to such arbitration will be final, binding and conclusive.

              5. The liability of each Indemnifying Party hereunder is independent of any agreements to indemnify the Indemnitees whether executed by the parties hereto, any other indemnifying person or by any other party, and the liability of the parties hereunder shall not be affected or impaired by (a) any direction as to application of payment by any party hereto, (b) any other continuing or other indemnity, undertaking of a party hereto or of any other indemnifying person or other party as to the Obligations, (c) any payment on or in reduction of any such other indemnity or undertaking, or (d) any dissolution, termination or increase, decrease or change in personnel by any party hereto.

              6. The obligations of each party hereto hereunder are independent of the obligations of any other party hereto, or indemnifying person or other party of any of the Obligations, and a separate action or actions may be brought and prosecuted against any party hereto, subject to Section 4(a), whether or not action is brought against any other party hereto, or indemnifying person or other party of, or with respect to, any of the Obligations, and whether or not any other party hereto or indemnifying person or other party of, or with respect to, any of the Obligations, be joined in any such action or actions. No Indemnifying Party shall be entitled to require that any action be brought against any other Person before action is brought against it hereunder by the Indemnitee. Subject to Section 4(a) hereof, each party hereto waives, to the fullest extent permitted by law, the benefit of any statute of limitations affecting its liability hereunder or the enforcement thereof. Any payment by any party hereto, or other circumstance which operates to toll any statute of limitations as to any party hereto shall operate to toll the statute of limitations as to each Indemnifying Party.

              7. No invalidity, irregularity or unenforceability of all or any part of the Obligations or of any security therefor shall affect, impair or be a defense to this Agreement, and (except to the extent, if any, as shall be required by applicable statute and cannot be waived) this Agreement shall be primary, absolute and unconditional notwithstanding the occurrence of any event or the existence of any other circumstances which might constitute a legal or equitable discharge of an indemnifying person except payment in full of the Obligations. No provision of this Agreement shall be deemed to be a waiver by any party hereto of its right to assert that its Obligations have been paid in full.

              8. Each Indemnifying Party waives any right (except as shall be required by applicable statute or law and cannot be waived) to require the Indemnitees to: (i) proceed against any party hereto, indemnifying person or other person of, or with respect to, any of the Obligations or; (ii) proceed against or exhaust any security held from or any party hereto, indemnifying person of, or with respect to, any of the Obligations; or (iii) pursue any other remedy in any Indemnitee's power whatsoever. Each Indemnifying Party waives (to the fullest extent permitted by applicable law) any defense based on or arising out of any defense of any party hereto, indemnifying person of, or with respect to, any of the Obligations other than payment in full of the Obligations, including, without limitation, any defense based on or arising out of the disability of any party hereto, indemnifying person of, or with respect to, any of the Obligations, or the unenforceability of the Obligations or any part thereof from any cause. Each party waives any defense arising out of any such election by the Indemnitees, even though such election operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of any party hereto against any party or any security.

              9. In order to induce the parties hereto to enter into and consummate the transactions contemplated by the Subscription Agreement, each party hereto represents, warrants and covenants that:

                    (a) no consent of any other Person and no consent or authorization of, filing with or other act by or in respect of, any Governmental Entity or any other Person is required in connection with the execution, delivery or performance by such party, or the validity or enforceability of, this Agreement, except for consents, authorizations, filings or acts which have been made or obtained, as the case may be, and are in full force and effect; and

                    (b) the execution, delivery and performance by such party of this Indemnification Agreement will not (i) violate any law, statute, rule, regulation or ordinance or any order, writ, junction or decree of any court, Governmental Entity or arbitration board or tribunal, or (ii) conflict or be inconsistent with or result in any breach of, any of the terms, covenants, conditions or provisions of, or constitute a default under, or (other than pursuant to the Transaction Documents) result in the creation or imposition of (or the obligation to create or impose) any lien upon any of the property or assets of such party pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, credit agreement or other material agreement or other instrument to which such party is a party or by which it or any of its property or assets is bound or to which it may be subject.

              10. Nothing contained in this Indemnification Agreement shall limit the ability of the Indemnitees to pursue Damages or such other remedies, at law or in equity, resulting from fraud or intentional misrepresentation.

              11. (a) All representations and warranties set forth in this Indemnification Agreement shall survive the Closing for a period of six years following the Effective Time (and none shall merge into any instrument of conveyance) regardless of any investigation or lack of investigation by the parties hereto provided that this sentence is not intended to extend the time limits respecting the delivery of Notices of Claims set forth in Section 4(a) hereof. No specific representation and warranty shall limit the generality or applicability of a more general representation and warranty. The failure in any one or more instances of a party to insist upon performance of any of the terms, covenants or conditions of this Indemnification Agreement, to exercise any right or privilege conferred in this Indemnification Agreement, or the waiver by said party of any breach of any of the terms, covenants or conditions of this Indemnification Agreement, shall not be construed as a subsequent waiver of any such terms, covenants, conditions, right or privileges, but the same shall continue and remain in full force and effect as if no such forbearance or waiver had occurred. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party.

                    (b) This Indemnification Agreement sets forth the exclusive remedies of the Indemnitees against the Indemnifying Parties, absent fraud or intentional misrepresentation, with respect to the matters expressly set forth in Section 3 hereof.

              12. This Indemnification Agreement shall inure to the benefit of and be binding upon the parties hereto, and their successors and permitted assigns. Nothing in this Indemnification Agreement, express or implied, is intended to confer on any person other than the parties hereto, and their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Indemnification Agreement.

              13. This Indemnification Agreement shall not be assignable by the parties without the prior written consent of the other parties, except that after the Closing, subject to compliance with all applicable securities laws, each party may assign its respective rights and delegate its respective obligations under this Indemnification Agreement to any third party which assumes all of the assigning party's obligations hereunder provided, however, that such assigning shall remain liable for all of its obligations hereunder.

              14. This Indemnification Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original, and all such counterparts shall constitute but one instrument.

              15. The parties shall execute such further documents, and perform such further acts, as may be necessary to otherwise comply with the terms of this Indemnification Agreement, and the Transaction Documents and consummate the transactions contemplated thereby. In addition, the USE Indemnitees shall, and shall cause the Surviving Corporation to, cooperate with the CES in connection with all claims giving rise to any claim for indemnification hereunder. In furtherance of the foregoing, the USE Indemnitees shall and shall cause the Surviving Corporation (at the expense of CES) to make available to CES, and permit CES to make copies of all records, data and other materials and otherwise to cooperate in all respects with the prosecution and defense of all such claims.

              16. None of the terms or provisions of this Agreement may be amended, supplemented or otherwise modified except by a written instrument executed by the parties hereto.

              17. Any notice or request hereunder may be given to the parties as follows:

If to the USE Parties:

                           U.S. Energy Systems, Inc.
                           One North Lexington Avenue, 4th Floor
                           White Plains, New York 10601
                           Facsimile No.: 561-820-9775
                           Attention: Goran Mornhed, President and Chief Operating Officer
with a copy to:

                           Robinson Brog Leinwand Greene Genovese & Gluck P.C. 1345 Avenue of the Americas
                           New York, New York 10105
                           Facsimile No.: 212-956-2164
                           Attention: Allen J. Rothman, Esq.


If to CES:

                           Cinergy Energy Solutions, Inc.
                           1000 East Main Street
                           Plainfield, IN 46168
                           Attention: M. Stephen Harkness, President and COO
                           Facsimile: 317-838-2090

with a copy to:

                           Cinergy Corp.
                           221 East Fourth Street
                           Cincinnati, Ohio  45201
                           Attention: Jerome Vennemann, Esq.
                           Facsimile: 513-287-1363

or, at such other address as may hereafter be specified in a notice designated as a notice of change of address under this Section. Any notice or request hereunder shall be given by reputable overnight courier. Any notice or other communication required or permitted pursuant to this Agreement shall be deemed given upon actual receipt thereof when sent by a recognized overnight delivery service.

              19. Subject to Section 4(d) hereof, this Agreement shall be governed by and construed in accordance with the laws of the State of New York applied to contracts to be performed wholly within the State of New York, without giving effect to the principles of conflicts of law. Any judicial proceeding brought by or against any party hereto with respect to this Agreement or any related agreement may be brought in the Supreme Court of the State of New York located in the County of New York or in the United States District Court for the Southern District of New York and, by execution and delivery of this Agreement, each party accepts, for itself or himself and in connection with its or his properties, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement. Each party hereto hereby waives personal service of any and all process upon it or him and consents that all such service of process may be made by registered mail (return receipt requested) directed to such party at the address set forth pursuant to Section

18 hereto and service so made shall be deemed completed five (5) days after the same shall have been so deposited in the mails of the United States of America. Nothing herein shall affect the right to serve process in any manner permitted by law or shall limit the right of any party to bring proceedings against any other party in the courts of any other jurisdiction. The parties hereto waive any objection to jurisdiction and venue of any action instituted hereunder in any court referred to above and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens.

              20. All payments made by the Indemnifying Parties hereunder will be made without set off, counterclaim or other defense.

              21. If any part of this Agreement is contrary to, prohibited by, or deemed invalid under applicable laws or regulations, such provision shall be inapplicable and deemed omitted to the extent so contrary, prohibited or invalid, but the remainder hereof shall not be invalidated thereby and shall be given effect so far as possible.

              23. This Agreement shall not become effective until the Closing Time. If the Merger Agreement is terminated before the Closing Time, this Agreement shall be null and void and of no effect.

              IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the day and year first above written.

                         CINERGY ENERGY SOLUTIONS, INC.


                         By: M. Stephen  Harkness
                             ----------------------------------------
                             Name:
                             Title:




                            U.S. ENERGY SYSTEMS, INC.


                              /s/   Goran Mornhed
                              ---------------------------
                              Name: Goran Mornhed
                              Title:President and Chief Operating Officer

                              USE ACQUISITION CORP.:

                               /s/ Goran Mornhed
                               ---------------------------
                               Name:
                               Title: